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                                                                    Exhibit 23.4

[LETTERHEAD OF RP Financial, LC.]

Financial Services Industry Consultants



                                       July 19, 1996

Board of Directors
Fulton Savings Bank, FSB
410 Market Street
Fulton, Missouri 65251

Gentlemen:

     We hereby consent to the use of our firm's name in the Form AC Application for Conversion of Fulton Savings Bank, FSB and any amendments thereto, in the Form S-1 Registration Statement and any amendments thereto and in the Application H(e)1-s for Fulton Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Fulton Bancorp, Inc.

                                       Very truly yours,
                                       RP Financial, L.C.


                                       /s/ James J. Oren
                                       ------------------
                                           James J. Oren
                                           Vice President